                                                                    EXHIBIT 99.2


                                                                  EXECUTION COPY




                             CARRIZO OIL & GAS, INC.

                              (A TEXAS CORPORATION)



                             SHAREHOLDERS AGREEMENT




                                DECEMBER 15, 1999

                                TABLE OF CONTENTS


Article I     DEFINITIONS; RULES OF CONSTRUCTION......................................................................1
   1.1        Definitions.............................................................................................1
   1.2        Rules of Construction...................................................................................9

Article II    BOARD OF DIRECTORS; SHAREHOLDER ACTION.................................................................10
   2.1        Election of Directors Generally........................................................................10
   2.2        Election of Additional CB Capital Directors............................................................10
   2.3        Committees of the Board................................................................................11
   2.4        Expenses...............................................................................................11
   2.5        Vacancies..............................................................................................11
   2.6        Board and Committee Observer...........................................................................11
   2.7        Boards of Subsidiaries.................................................................................12
   2.8        Number of Directors....................................................................................13
   2.9        Issuance of Purchased Securities.......................................................................13
   2.10       Covenant to Vote.......................................................................................13
   2.11       Expiration of this Article.............................................................................13

Article III   ISSUANCES AND TRANSFERS OF STOCK.......................................................................14
   3.1        Joinder Agreement; Certain Transfers...................................................................14
   3.2        Tag-Along Rights.......................................................................................15

Article IV    RIGHTS TO SUBSCRIBE FOR SECURITIES.....................................................................15
   4.1        General................................................................................................15
   4.2        Excluded Securities....................................................................................17

Article V     COVENANTS..............................................................................................17
   5.1        Equity Incentive Plans.................................................................................17
   5.2        Other Covenants........................................................................................17

Article VI    AMENDMENT AND WAIVER...................................................................................18
   6.1        Amendment..............................................................................................18
   6.2        Waiver.................................................................................................18

Article VII   DURATION; TERMINATION..................................................................................18

Article VIII  MISCELLANEOUS..........................................................................................19
   8.1        Severability...........................................................................................19
   8.2        Entire Agreement.......................................................................................19
   8.3        Certain Shareholders...................................................................................19
   8.4        Successors and Assigns.................................................................................19
   8.5        Remedies...............................................................................................20
   8.6        Notices................................................................................................20
   8.7        GOVERNING LAW..........................................................................................21
   8.8        Further Assurances.....................................................................................22

   8.9        Representation and Warranties of the Shareholders......................................................22
   8.10       Legends; Stop Transfer Instructions....................................................................23
   8.11       Conflicting Agreements.................................................................................23
   8.12       Counterparts; Validity.................................................................................23
   8.13       Regulatory Matters.....................................................................................24
   8.14       Consent of Spouses.....................................................................................24
   8.15       Fiduciary Duties.......................................................................................24

                             SCHEDULES AND EXHIBITS

Schedule I  - Shareholders
Exhibit A - Form of Joinder Agreement
Exhibit B - Spousal Consent

                                                                  EXECUTION COPY

                                                      SHAREHOLDERS AGREEMENT
                                      dated as of December 15, 1999, among
                                      CARRIZO OIL & GAS, INC., a Texas
                                      corporation (the "COMPANY"), and the
                                      Shareholders (as hereinafter defined).


                                    PREAMBLE

                  The Company and the Investors (as hereinafter defined) who are initially parties to this Agreement have entered into a Securities Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which such Investors acquired from the Company shares of Common Stock and Warrants. The execution and delivery of this Agreement is a condition to the completion of the transactions contemplated by the Purchase Agreement.

                  ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

1.1      DEFINITIONS.

         Capitalized terms used in this Agreement have the meanings ascribed to them below:

                  "ADDITIONAL CB CAPITAL DIRECTOR" and "ADDITIONAL CB CAPITAL DIRECTORS" have the meanings given to such terms in Section 2.2.

                  "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.

                  "APPLICABLE LAW" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

                  "BOARD" and "BOARD OF DIRECTORS," unless otherwise specified, means the Board of Directors of the Company.

                  "BUSINESS" means the exploration, development, exploitation and production of natural gas and crude oil.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York or Houston, Texas;

provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange or market is open for trading.

                  "BY-LAWS" means the By-laws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

                  "CB CAPITAL" means CB Capital Investors, L.P., a Delaware limited partnership, and any successor thereto.

                  "CB CAPITAL DIRECTOR" and "CB CAPITAL DIRECTORS" have the meanings given to such terms in Section 2.2.

                  "CHARTER" means the Articles of Incorporation of the Company as amended and restated and filed with the Secretary of State of the State of Texas and all amendments thereto in effect on the date hereof.

                  "COMMITTEE" has the meaning given to such term in Section 2.3.

                  "COMMON STOCK" means (i) the Common Stock, $.01 par value, of the Company and (ii) any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "COMMON STOCK EQUIVALENTS" means all shares of Common Stock outstanding, all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Company that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or be paid an amount based on the Market Price (less any exercise, conversion or purchase price) of, the Common Stock.

                  "COMPANY" has the meaning given to such term in the caption on the first page of this Agreement.

                  "COMPETITOR" has the meaning given such term in Section
3.1(c).

                  "COMPLIANCE SIDELETTER" has the meaning given to such term in the Purchase Agreement.

                  "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "CONVERTIBLE SECURITIES" means any capital stock, evidence of indebtedness or other securities or rights convertible into or exchangeable for Common Stock

                  "EQUITY INCENTIVE PLANS" means any stock option, issuance, appreciation rights, restricted stock, phantom stock, stock purchase plan or other equity incentive plan for the directors, officers, and employees of, and consultants to, the Company and its Subsidiaries.

                  "EXCLUDED SECURITIES" has the meaning given to such term in
Section 4.2.

                  "EXISTING SHARES" means the shares owned by the Original Founder Shareholders as of the Closing Date other than any shares issued to such Original Founder Shareholder pursuant to the Purchase Agreement.

                  "FOUNDER SHAREHOLDERS" shall mean, collectively, (i) the Original Founder Shareholders and (ii) any Transferee of the Securities held by an Original Founder Shareholder who hereafter becomes a party to this Agreement as a "Founder Shareholder" pursuant to a Joinder Agreement executed and delivered pursuant to Section 3.1(a).

                  "FULLY DILUTED COMMON STOCK" means, with respect to the Common Stock at any time of determination, the number of shares of Common Stock that would be issued and outstanding at such time, assuming full conversion, exercise and exchange of all issued and outstanding Convertible Securities and Options that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock, including the Warrants, except that the number of shares of Fully Diluted Common Stock shall not include the number of shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities that, at the time of determination, are Out of the Money. For purposes of determining the percentage of the Fully Diluted Common Stock, any Investor shall be deemed to hold shares of Common Stock issuable upon any such exercise, conversion or exchange of Convertible Securities and Options held by such Investor.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

                  "INITIAL CB CAPITAL DIRECTOR" and "INITIAL CB CAPITAL DIRECTORS" have the meanings given to such terms in Section 2.1.

                  "INVESTORS" means, collectively, those persons listed on
Schedule I attached hereto under the heading "Investors," and every other Person who hereafter becomes a party to this Agreement as an "Investor" pursuant to a Joinder Agreement executed and delivered pursuant to Section 3.1(a).

                  "JOINDER AGREEMENT" has the meaning given to such term in
Section 3.1.

                  "LIQUIDITY OPPORTUNITY" means (i) a Sale of the Company, (ii) a proposed Sale of the Company which would include the sale of the Shares held by CB Capital and which would have been consummated but for the failure of CB Capital to vote in favor of, or elect to participate in, such proposed Sale of the Company or (ii) the occurrence of a Minimum Public Float.

                  "MARKET PRICE" means, for any security as of any date of determination:

                (a) if such security is Publicly Traded as of the date of determination, the price determined by computing the average, over a period consisting of the most recent four (4) Business Days occurring on or prior to the date of determination, of the applicable price set forth below (but excluding any trades or quotations that are not bona fide, arm's length transactions):

                           (i) the average of the closing prices for such
                  security on such Business Day on all domestic national securities exchanges on which such security may be listed if such exchanges are the primary securities markets for such security, or

                           (ii) if there have been no sales on any such exchange
                  on such Business Day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such Business Day if such exchanges are the primary securities markets for such security, or

                           (iii) if on any Business Day such security is not so
                  listed, the closing sales price on such Business Day quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as applicable, or if there have been no sales on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, on such business day, the average of the highest bid and lowest asked prices quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, or

                           (iv) if on any Business Day such security is not
                  quoted in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the highest bid and lowest asked prices on such Business Day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization;

provided, that (1) for the purposes of any determination of the "Market Price" of any share of a security on any day after the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such security, any price of such security on a day prior to such "ex" date or similar date shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined in good faith by the Board of Directors of the Company and (2) for the purposes of any determination of the "Market Price" of any security on any day after (i) the effective day of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding securities or (ii) the "ex" date or any similar date for any dividend or distribution with respect to such securities in shares of that security, any price of such security on a day prior to such effective date or "ex" date or similar date shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution; and

                (b) if such security is not Publicly Traded as of the date of determination, (i) in the case of the Common Stock, the Market Value Per Share, determined in accordance with the Valuation Procedure, and (ii) in the case of any other security, the fair market value of one share or other applicable unit of such security, determined in accordance with the Valuation Procedure.

                  "MARKET VALUE" means the highest price that would be paid for the entire common equity interest in the Company on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (i) the exercise price of Options to acquire Common Stock that are not Out of the Money shall be deemed to have been received by the Company and (ii) the liquidation preference or indebtedness, as the case may be, represented by Convertible Securities that are not Out of the Money shall be deemed to have been eliminated or cancelled.

                  "MARKET VALUE PER SHARE" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Fully Diluted Common Stock at the time of determination.

                  "MELLON" means Mellon Ventures, L.P.

                  "MINIMUM PUBLIC FLOAT" means an aggregate value determined using the then Market Price of all shares of Common Stock held by Persons other than Affiliates of the Company of not less than $40,000,000 and a minimum trading volume of 250,000 shares (the level of trading volume to be determined in accordance with clause (ii) and (iii) of subsection (e)(1) of Rule 144 under the Securities Act.

                  "NONVOTING SECURITIES" has the meaning given to such term in
Section 4.1(d).

                  "OBSERVER" has the meaning given to such term in Section 2.6.

                  "OFFERED SECURITIES" has the meaning given to such term in
Section 4.1(a).

                  "OPTIONS" means any warrants, options or other rights to subscribe for or to purchase (i) Common Stock or (ii) Convertible Securities.

                  "ORIGINAL FOUNDER SHAREHOLDERS" means S.P. Johnson IV, Frank
A. Wojtek, Steven A. Webster, Douglas A. P. Hamilton, Paul B. Loyd, Jr. and DAPHAM Partnership L.P. (and each, individually, an "ORIGINAL FOUNDER SHAREHOLDER"). With respect to each Founder Shareholder, the Original Founder Shareholder is the Original Founder Shareholder from whom such Founder Shareholder acquired, whether directly or indirectly, its Shares.

                  "OUT OF THE MONEY" means, at any date of determination (a) in the case of an Option, that the aggregate fair market value as of such date of the shares of Common Stock issuable upon the exercise of such Option is less than the aggregate exercise price payable upon such exercise and (b) in the case of a Convertible Security, that the quotient resulting from dividing the fair market value as of such date of such Convertible Security by the number of shares issuable as of such date upon conversion or exchange of such Convertible Security is greater than the fair market value of a share of Common Stock.

                  "PERMITTED TRANSFER" shall mean any Transfer by a Founder Shareholder (i) to the spouse, parent, sibling or any lineal descendant of the Original Founder Shareholder of such Founder Shareholder, (ii) to any trust for the benefit of any person specified in clause (i) above or to any family partnership or other estate planning vehicle, the interests of which are held by such Founder Shareholder and/or the persons specified in clause (i) above, (iii) by gift to a charitable organization qualified under
Section 501(c) of the Internal Revenue Code, (iv) to the estate of such Founder Shareholder, (v) of up to $3 million in aggregate Market Price of shares of Common Stock to one or more other Founder Shareholders, or (vi) to any Person in a Public Sale; provided, however, that in each case (other than clauses (v) and (vi)) such Permitted Transfer is made in accordance with Section 3.1(b).

                  "PERSON" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                  "PREEMPTIVE OFFER" has the meaning given to such term in
Section 4.1(a).

                  "PREEMPTIVE OFFER ACCEPTANCE NOTICE" has the meaning given to such term in Section 4.1(b).

                  "PREEMPTIVE OFFER PERIOD" has the meaning given to such term in Section 4.1(a).

                  "PROPORTIONATE PERCENTAGE" means, with respect to any Shareholder, the fraction, expressed as a percentage, (i) the numerator of which is the total number of shares of Common Stock and Warrant Shares (including any Warrant Shares to be issued to such Shareholder upon exercise of the Warrants) held by such Shareholder and (ii) the denominator of which is the total number of shares of Fully Diluted Common Stock at the time of determination.

                  "PUBLIC OFFERING" means a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

                  "PUBLIC SALE" means any sale of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise or pursuant to a tender offer made to all shareholders of the Company pursuant to Regulation 14D (or successor regulations) under the Securities Exchange Act of 1934).

                  "PUBLICLY TRADED" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

                  "PURCHASE AGREEMENT" has the meaning given to such term in the Preamble.

                  "REFUSED SECURITIES" has the meaning given to such term
Section 4.1(c).

                  "REGULATED HOLDER" has the meaning given to such term in the Compliance Sideletter.

                  "REGULATORY PROBLEM" has the meaning given to such term in the Compliance Sideletter.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof entered into simultaneously with the execution and delivery of this Agreement between the Company and the Investors named therein.

                  "REQUISITE INVESTORS" means those Investors who hold in the aggregate in excess of 50% of the outstanding shares of Common Stock and the Warrant Shares (including any Warrant Shares to be issued to such Shareholder upon exercise of the Warrants) held by all Investors at the time in question.

                  "REQUISITE FOUNDER SHAREHOLDERS" means those Founder Shareholders who hold in excess of 50% of the outstanding shares of Common Stock held by all Founder Shareholders at the time in question.

                  "SALE OF THE COMPANY" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Company's assets to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of all or substantially all of the outstanding capital stock of the Company, to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Company with or into another Person who is not an Affiliate of the Company, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Sale of the Company.

                  "SALE NOTICE" has the meaning given to such term in Section 3.2(a).

                  "SECURITIES" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

                  "SECURITIES AND EXCHANGE COMMISSION" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "SHAREHOLDERS" means the holders of Common Stock and the holders of Common Stock Equivalents (including, without limitation, the Warrants), in each case, who are parties hereto, and shall include any other Person who hereafter becomes a party to this Agreement as a Shareholder pursuant to a Joinder Agreement executed and delivered pursuant to Section 3.1 or 3.2(b).

                  "SHARES" means any shares or other units of Stock issued by the Company and purchased or otherwise acquired by any Shareholder. As to any particular Securities constituting Shares, such Securities will cease to be Shares for all purposes of this Agreement when they have (a) been Transferred in a Public Sale or (b) ceased to be outstanding.

                  "SIGNIFICANT SHAREHOLDER" means (i) Mellon or (ii) a Shareholder who at the time in question holds at least 10% of the Fully Diluted Common Stock in the aggregate and who is not a Founder Shareholder. No Transferee of Mellon shall be deemed to be a Significant Shareholder unless such Transferee satisfies the criteria set forth in clause (ii) above by virtue of ownership of Purchased Securities issued under the Purchase Agreement.

                  "SPOUSAL CONSENT" has the meaning given to such term in
Section 8.14.

                  "STOCK" means the Common Stock and the Warrants and any and all other capital stock or equity Securities (including derivative Securities therefor) of the Company, excluding Options but including, to the extent applicable, the Stock received upon exercise of the Options.

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person.

                  "TAG-ALONG NOTICE" has the meaning given to such term in
Section 3.2(b).

                  "TRANSFER" of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof (but not any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon until the execution and foreclosure with respect to the foregoing), in each case whether voluntary or involuntary or by operation of law or otherwise. "TRANSFEROR" means a Person Transferring Securities, and "TRANSFEREE" means a Person acquiring Securities through a Transfer.

                  "TRANSFERRING SHAREHOLDER" has the meaning given such term in
Section 3.2(a).

                  "VALUATION PROCEDURE" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure (the "VALUATION AMOUNT"), a determination (which shall be final and binding on the Company and the Shareholder) made (i) by agreement among the Company and the Requisite Investors within thirty (30) days following the event requiring such determination or (ii) in the absence of such an agreement, by a nationally recognized investment banking firm (an "APPRAISER") (as defined below) selected in accordance with the further provisions of this definition. If the Board and the Requisite Investors are unable to agree upon an acceptable Appraiser within ten (10) days after the date either party proposed that one be selected, the Appraiser will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the Appraiser (within ten
(10) days of his appointment) from a list, jointly prepared by the Board and the Requisite Investors, of not more than six Appraisers of national standing in the United States, of which no more than three may be named by the Board and no more than three may be named by the Requisite Investors. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which Appraiser to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the Requisite Investors shall submit to the Appraiser their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the Appraiser, and the Appraiser shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the Appraiser, from among the valuation amounts submitted by the Board (the "COMPANY'S VALUATION") and the Requisite Holders (the "HOLDERS' VALUATION") and the valuation amount calculated by the Appraiser. The fees and expenses of the Appraiser and arbitrator (if any) used to determine the valuation amount shall be (i) paid by the Company if the Company's Valuation is not used to determine the average in the preceding sentence, (ii) paid by the Holders if the Holders' Valuation is not used to determine the average in the preceding sentence or (iii) borne equally by the Company and the Holders if the Company's Valuation and the Holders' Valuation are both used to determine the average in the preceding sentence. If required by any Appraiser or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such Company or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

                  "WARRANT AGREEMENT" means the Warrant Agreement dated as of the date hereof entered into simultaneously with the execution and delivery of this Agreement between the Company and the Investors named therein.

                  "WARRANTS" has the meaning given to such term in the Warrant Agreement.

                  "WARRANT SHARES" has the meaning given to such term in the Warrant Agreement.

1.2      RULES OF CONSTRUCTION.

         The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                   ARTICLE II

                     BOARD OF DIRECTORS; SHAREHOLDER ACTION

2.1      ELECTION OF DIRECTORS GENERALLY.

                (a) Subject to Section 2.8, for so long as CB Capital owns at least 15 % of the Fully Diluted Common Stock, each Shareholder shall from time to time take such action, in his capacity as a shareholder of the Company, including the voting of all Securities owned or controlled by such Shareholder, as may be necessary to cause the number of directors constituting the Company's entire Board to be fixed at seven and to cause the election of two directors nominated by CB Capital (each an "INITIAL CB CAPITAL DIRECTOR" and together the "INITIAL CB CAPITAL DIRECTORS").

                (b) Subject to Section 2.8, for so long as CB Capital owns at least 7 1/2% of the Fully Diluted Common Stock but less than 15% of the Fully Diluted Common Stock, each Shareholder shall from time to time take such action, in his capacity as a shareholder of the Company, including the voting of all Securities owned or controlled by such Shareholder, as may be necessary to cause the number of directors constituting the Company's entire Board to be fixed at seven and to cause the election of one Initial CB Capital Director.

2.2      ELECTION OF ADDITIONAL CB CAPITAL DIRECTORS.

                (a) Subject to Section 2.8, in addition to the Initial CB Capital Directors designated pursuant to Section 2.1, if at any time after the fifth anniversary of the date hereof and for so long as (i) CB Capital owns at least 15% of the Fully Diluted Common Stock and (ii) a Liquidity Opportunity has not occurred, CB Capital shall have the right to designate two additional members of the Board (each an "ADDITIONAL CB CAPITAL DIRECTOR" and together the "ADDITIONAL CB CAPITAL DIRECTORS"). The Initial CB Capital Directors and the Additional CB Capital Directors are referred to herein collectively as the "CB CAPITAL DIRECTORS" and each, individually, a "CB CAPITAL DIRECTOR". Each Shareholder shall, at such times as CB Capital is entitled to designate the Additional CB Capital Directors and upon written notice from the Company or CB Capital, take such action, in his capacity as a Shareholder of the Company, including the voting of all Securities owned or controlled by such shareholder, as may be necessary to cause the number of directors constituting the Company's entire Board to be fixed at nine and to cause the Additional CB Capital Directors to be elected to the Board.

                (b) Notwithstanding anything to the contrary contained herein, no Stockholder shall be required to vote or otherwise take action to cause the election of any Person under Article II or otherwise who has been removed from the Board for "cause" (as defined in Article 7, Section 2 of the Charter) or who the Board has determined could, if elected, be removed for cause as a result of prior actions or omissions. With respect to any determination of cause hereunder for which a determination is otherwise to be made by the Board, such determination shall require the affirmative vote of all CB Capital Directors other than those CB Capital Directors that the Company has alleged may be removed for cause.

2.3      COMMITTEES OF THE BOARD.

         For so long as CB Capital is entitled to designate a CB Capital Director, (i) the Company shall have at least three committees established by the Board (any committee established by the Board, a "COMMITTEE"), including without limitation, an Audit Committee, a Compensation Committee and a Budget Committee, (ii) at least one CB Capital Director shall be a member of each Committee, (iii) all actions taken by any Committee shall be taken at a meeting or shall be approved by unanimous written consent of the members of the Committee and (iv) if no CB Capital Director is a member of any Committee, any action proposed to be taken by such Committee shall be approved by the Board before such action becomes effective.

         The Budget Committee shall consider matters relating to the Company's drilling program and the Company's budget and related matters; provided, however, that such committee's actions shall be advisory only and not binding on the Company or the Board except to the extent otherwise decided by the Board.

2.4      EXPENSES.

         The Company shall pay the reasonable out-of-pocket expenses incurred by each Board member designated pursuant to Section 2.1 or 2.2 in connection with attending the meetings of the Board and any Committee.

2.5      VACANCIES.

         If a vacancy is created on the Board by reason of the death, removal or resignation of any CB Capital Director, then (i) such vacancy may be filled by the remaining directors in accordance with Sections 2.1 or 2.2, as applicable, and (ii) if not so filled, each of the Shareholders shall, as promptly as practicable upon the request of CB Capital, take such action, in his capacity as a shareholder of the Company, including the voting of all Securities owned or controlled by such Shareholder, as may be necessary to elect a director to fill such vacancy in accordance with the selection procedures set forth in Sections
2.1 and 2.2 as applicable.

2.6      BOARD AND COMMITTEE OBSERVER.

                (a) If, at any time CB Capital is entitled to (i) nominate and have elected a CB Capital Director , such directorship shall be vacant and CB Capital has acted with reasonable promptness to propose a nominee to be elected to the Board or (ii) have a CB Capital Director designated as a member of any Committee and CB Capital has acted with reasonable promptness to propose a CB Capital Director to be appointed to such Committee and such designation shall not have been made, then CB Capital shall have the right to have one or more representatives (each such representative, an "OBSERVER") present at all meetings of the Board of Directors and all such Committees, as the case may be. The number of Observers shall at all times and from time to time be equal to that number of CB Capital Directors that CB Capital is then entitled to elect pursuant to Sections 2.1 and 2.2 above but whose directorships on the Board or membership on such Committee, as the case may be, are at the time vacant.

                (b) Each Observer, to the fullest extent permitted by law, shall be entitled to participate in any meeting of the Board or any Committee, as the case may be, as if such Observer were a director or member of such Committee, but shall not be entitled to vote on any actions proposed to be taken by the Board or such Committee. The Company will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the members of the Board shall be deemed reasonable prior notice) of the time and place of any proposed meeting of the Board, such notice in all cases to include, subject to the terms hereof, true and complete copies of all documents furnished to any director in connection with such meeting. The Company will deliver to each Observer copies of all papers which may be distributed from time to time to the members of the Board or any applicable Committee at such time as such papers are so distributed to them, including copies of any written consent. In addition, from time to time upon the request of each Observer, the Company will furnish to such Observer such information regarding the business, affairs, prospects and financial condition of the Company which a member of the Board or any applicable Committee would be entitled to receive.

                (c) The Company reserves the right to withhold any information and to exclude an Observer from any meeting or portion thereof if (i) access to such information or attendance at such meeting could reasonably be expected, based on advice of counsel, to adversely affect the attorney-client privilege between the Company and its counsel or (ii) such disclosure is prohibited by an agreement with a third party; provided that, in the case of clause (ii), the Company will use commercially reasonable efforts to provide such information or allow the Observer to attend such meeting, which requirement shall be satisfied if the Observer is offered the opportunity to obtain such information or attend such meeting by executing or otherwise becoming a party to the confidentiality restrictions on substantially the same terms (including any standstill provisions) as are applicable to the Company. CB Capital acknowledges that any information provided to an Observer shall be subject to the confidentiality provisions contained in Section 12.15 of the Purchase Agreement and each Observer will be deemed to have agreed to be bound by and entitled to the benefits of Section 12.15 of the Purchase Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, no person serving as an Observer may use or disclose any information received by such Observer as such, unless and except to the extent that such use or disclosure could have been made by a director of the Company in compliance with all laws and duties applicable to a director as such under such circumstances.

2.7      BOARDS OF SUBSIDIARIES.

         The Company shall use its reasonable best efforts, in its capacity as a shareholder, partner or member of each of its Subsidiaries with net assets of at least $3,000,000, to cause the composition of the board of directors or equivalent governing body of such Subsidiary and any committees thereof to be identical, or as nearly identical as possible, to the composition of the

Board of the Company (including the CB Capital Directors) and any Committees thereof and shall cause such Subsidiary to provide to CB Capital, observation and information rights identical, or as nearly as identical as possible, to those provided by the Company in Section 2.6.

2.8      NUMBER OF DIRECTORS.

                (a) The Company may increase the size of the Board by one additional member at any time at or after the time of the first shareholders' meeting following the Closing Date provided such increase has been approved by the Board.

                (b) If the Company at any time increases the size of the Board beyond that set forth herein (specifically excluding increases pursuant to Sections 2.1, 2.2 and 2.8(a)), then the size of the Board shall be further increased, if necessary, and CB Capital shall be entitled to nominate, and each Shareholder shall from time to time take such action, in his capacity as a shareholder of the Company, including the voting of all Securities owned or controlled by such Shareholder, as may be necessary to cause to be elected, that number of directors such that (i) the proportion of the number of CB Capital Directors (excluding any directors to be elected pursuant to Section 2.2) to the total number of members of the whole Board is at least as great as the proportion of CB Capital's ownership of the Fully Diluted Common Stock at the time in question and (ii) to the extent applicable, the Additional CB Capital Directors are elected pursuant to Section 2.2.

2.9      ISSUANCE OF PURCHASED SECURITIES.

         The Company shall submit the issuance of the Warrants, the Warrant Shares and the Common Stock included in the Purchased Securities (as defined in the Purchase Agreement) as a matter to be approved by the shareholders at the Company's first shareholders' meeting following the Closing Date in accordance with Section 5.7(i) of the Warrant Agreement. The Shareholders shall take such action, in their capacity as a shareholders of the Company, including the voting of all Securities owned or controlled by such Shareholder, as may be necessary to approve such issuance.

2.10     COVENANT TO VOTE.

         If any Shareholder is required to take any action pursuant to this
Article II, then, without limiting the generality of the foregoing provisions, such Shareholder shall, in his capacity as a shareholder of the Company, act, together with CB Capital and the other Shareholders, to call, and otherwise use reasonable efforts to assist CB Capital to cause the Company to promptly hold, a special meeting of shareholders, and each of the Shareholders hereby agrees to vote all of the Securities owned by such Shareholder and entitled to vote at such meeting, in person or by proxy in favor of such action.

2.11     EXPIRATION OF THIS ARTICLE.

         Notwithstanding anything to the contrary contained herein, the provisions of this Article (other than Section 2.9) shall expire at such time that CB Capital no longer owns at least 7 1/2% of the Fully Diluted Common Stock.

                                  ARTICLE III

                        ISSUANCES AND TRANSFERS OF STOCK

3.1      JOINDER AGREEMENT; CERTAIN TRANSFERS.

                (a) The provisions regarding Transfers of Stock contained in this Article III shall apply to all shares of Stock now owned or hereafter acquired by a Shareholder, including shares of Stock acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding shares of Stock from another Person, and such provisions shall apply to any shares of Stock obtained by a Shareholder upon the exercise, exchange or conversion of any option, warrant or other derivative Security.

                (b) Except for transfers that constitute Public Sales, no Shareholder shall Transfer any shares to a Person (other than the Company or a Subsidiary of the Company) not already a party to this Agreement as a Shareholder unless and until such Person executes and delivers to the Company a joinder agreement in substantially the form attached hereto as Exhibit A and otherwise in form and substance reasonably acceptable to the Company and the Requisite Investors (a "JOINDER AGREEMENT"), pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Shareholder hereunder. Any Person who executes a Joinder Agreement shall be designated an Investor if the Transferor was an Investor and the Transferee was not a Founder Shareholder or an Affiliate of a Founder Shareholder. No Person who is not a Shareholder who acquires Stock in a Public Sale shall be permitted or required to execute a Joinder Agreement. No Person who acquires less than 7 1/2% of the Fully Diluted Common Stock pursuant to a Transfer shall be permitted or required to execute a Joinder Agreement. Any Transferor shall notify the Company at least five days prior to any Transfer that requires the execution of a Joinder Agreement.

                (c) No Shareholder shall, without the prior written consent of the Company, Transfer any Stock, or any interest therein, to any Competitor. A Shareholder may rely in good faith on a representation from the Company for a period of three months that a potential Transferee is not a Competitor, and unless such Shareholder has actual knowledge that such representation has become untrue, such Transfer shall be valid; provided, however, that if a Shareholder requests but does not receive a representation from the Company that a potential Transferee is not a Competitor, such Shareholder shall be entitled to rely on a representation from the potential Transferee that such potential Transferee is not a Competitor. As used herein, the term "COMPETITOR" means (i) any Person who is actively engaged in the Business and (ii) any Affiliate of a Person identified in clause (i) above (it being agreed that an investment firm shall not be deemed to control a Person described in clause (i) above merely as a result of owning a minority interest in such Person if it does not otherwise control such Person).

                (d) The Company shall provide (and upon written request by any Shareholder, authorize such Shareholder to provide) any readily-available financial and other information concerning the Company to any prospective transferee of Stock owned by such Shareholder as such purchaser may reasonably request; provided that, the provision of any such information shall be subject to the confidentiality provisions set forth in Section 12.15 of the Purchase

Agreement and any such prospective transferee of Stock shall be deemed to have agreed to be bound by and entitled to the benefits of Section 12.15 of the Purchase Agreement.

3.2      TAG-ALONG RIGHTS.

                (a) If at any time any Founder Shareholder (the "TRANSFERRING SHAREHOLDER") proposes to Transfer any shares of Common Stock (other than Permitted Transfers), then at least twenty five (25) days prior to the expected closing of such Transfer, such Transferring Shareholder shall deliver a written notice (the "SALE NOTICE") to the Significant Shareholders offering the Significant Shareholders the option to participate in such proposed Transfer. Such Sale Notice shall specify in reasonable detail the identity of the prospective Transferee and, to the extent known, the terms and conditions of the Transfer.

                (b) Any Significant Shareholder may, within 15 days of the receipt of a Sale Notice, give written notice (each, a "TAG-ALONG NOTICE") to the Transferring Shareholder stating that such Significant Shareholder wishes to participate in such proposed Transfer and stating that such notice is binding and irrevocable and specifying the amount of Common Stock such Significant Shareholder desires to include in such proposed Transfer.

                (c) If none of the Significant Shareholders gives the Transferring Shareholder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Transferring Shareholder may thereafter transfer the shares specified in the Sale Notice on substantially the same terms and conditions set forth in the Sale Notice. If one or more Significant Shareholders give the Transferring Shareholder a timely Tag-Along Notice, then the Transferring Shareholder shall use all reasonable efforts to cause the prospective Transferee(s) to agree to acquire all shares identified in all Tag-Along Notices that are timely given to the Transferring Shareholder, upon the same terms and conditions as applicable to the Transferring Shareholder's shares. If such prospective Transferee(s) are unwilling or unable to acquire all shares proposed to be included in such sale upon such terms, then the Transferring Shareholder may elect either to cancel such proposed Transfer or to allocate the maximum number of shares that each prospective Transferee is willing to purchase among the Transferring Shareholder or Transferring Shareholders, as the case may be, and the Significant Shareholders giving timely Tag-Along Notices in proportion to such Shareholders' (including the Transferring Shareholder's or Transferring Shareholders', as the case may be) Proportionate Percentages.

                                   ARTICLE IV

                       RIGHTS TO SUBSCRIBE FOR SECURITIES

4.1      GENERAL.

                (a) Except in the case of Excluded Securities (as hereinafter defined), the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any equity Security of such Company, (ii) any debt Security of such Company which by its terms is convertible into or exchangeable for any equity Security of such Company, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity Security or any debt Security referred to in clause
(i) or (ii) or (iv) any other

Common Stock Equivalent, unless in each case the Company shall have first offered or caused such Subsidiary to offer (the "PREEMPTIVE OFFER") to sell such Securities to the Significant Shareholders (the "OFFERED SECURITIES") by delivery to such Significant Shareholders of written notice of such offer stating that such Company proposes to sell such Offered Securities, and to the extent then known, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price therefor and any other terms and conditions of such offer (such notice shall be deemed to be satisfactory if such terms and conditions are set out in the same general level of detail as the term sheet used in connection with the offering contemplated by the Purchase Agreement). Without limiting the generality of any other provisions hereof, the final terms and conditions of the Offered Securities (and the drafts of any purchase or ancillary documents) need not be set prior to the mailing of the Preemptive Offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of 10 Business Days from the date it is delivered by such Company (the "PREEMPTIVE OFFER PERIOD").

                (b) Each Significant Shareholder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering a binding and irrevocable written notice to the Company (a "PREEMPTIVE OFFER ACCEPTANCE NOTICE"), to subscribe for the number or amount of such Offered Securities up to its Proportionate Percentage of the total number or amount of Offered Securities proposed to be issued.

                (c) If Preemptive Offer Acceptance Notices are not given by the Significant Shareholders for all the Offered Securities, the Company shall have 90 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Significant Shareholders (the "REFUSED SECURITIES") to any other Persons, but only upon terms and conditions in all material respects, including unit price and interest rates, which are no more favorable, in the aggregate, to such other Persons or less favorable, in the aggregate, to the Company than those set forth in the Preemptive Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other Persons of all the Refused Securities, the Significant Shareholders shall purchase from the Company, and the Company shall sell to the Significant Shareholders, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Significant Shareholders, at the terms specified in the Preemptive Offer. The Significant Shareholders purchasing the Offered Securities under this Section must execute all documents and agreements no later than the time of the Closing to the extent reasonably requested by the Company. In each case, any Offered Securities not purchased by the Significant Shareholders or any other Persons in accordance with this Section 4.1 may not be sold or otherwise disposed of until they are again offered to the Significant Shareholders under the procedures specified in this Section 4.1.

                (d) To the extent, pursuant to a Preemptive Offer, a Significant Shareholder is issued nonvoting Securities or other Securities (the "Nonvoting Securities") due to a Regulatory Problem (as provided in the Compliance Sideletter), such nonvoting Securities shall be deemed to be part of the same Preemptive Offer and such Significant Shareholder shall not be entitled to additional Offered Securities and the issuance of such Nonvoting Securities shall not be treated as a new issuance for purposes of this Article IV.

4.2      EXCLUDED SECURITIES.

         The rights of the Significant Shareholders under Section 4.1 shall not apply to the following Securities (the "EXCLUDED SECURITIES"):

                (a) Securities issued or granted to eligible officers, employees or directors of, or consultants to, the Company and its Subsidiaries pursuant to an Equity Incentive Plan;

                (b) any Securities issued by the Company in any Public Offering;

                (c) any Securities issued by the Company as consideration in a merger, business combination or acquisition of property or assets;

                (d) Securities issued upon the exercise or conversion of outstanding Common Stock Equivalents and other derivative Securities and Common Stock Equivalents and other derivative Securities issued in compliance with (or not otherwise in violation of) this Article IV;

                (e) the Warrant Shares; and

                (f) Securities issued in a distribution from the Company, stock split, reverse stock split, subdivision, stock dividend, reclassification, combination or capital reorganization.

                                   ARTICLE V

                                    COVENANTS

5.1      EQUITY INCENTIVE PLANS.

         The maximum number of Common Stock Equivalents issuable under the Equity Incentive Plans shall not exceed 2,500,000 shares and equivalents (including any shares and equivalents issued or issuable as of the Closing Date) (subject to pro rata adjustment in the event of any stock dividend or distribution paid in shares of Common Stock or any stock split or subdivision, reverse stock split or combination or other similar pro rata recapitalization event affecting the Common Stock).

5.2      OTHER COVENANTS.

         The Company shall comply with, and (i) each Investor for so long as such Investor owns at least 7 1/2 % of the Fully Diluted Common Stock and (ii) Mellon (but not its Transferee unless such Transferee satisfies the criteria in clause (i) above by virtue of ownership of Purchased Securities issued under the Purchase Agreement) shall be entitled to the benefit of, the provisions of Sections 7.4, 7.7 and 8.6 of the Purchase Agreement, as in effect on the date hereof or as amended with the consent of the Requisite Investors, whether or not any Notes remain outstanding.

                                   ARTICLE VI

                              AMENDMENT AND WAIVER

6.1      AMENDMENT.

         Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (i) the Company,
(ii) the Requisite Founder Shareholders and (iii) the Requisite Investors; provided, however, that (A) any such amendment, modification, or waiver that would adversely affect in any material respect the rights hereunder of any Investor or any Founder Shareholder, in their capacities as such, without similarly affecting the rights hereunder of all the Investors or Founder Shareholders, as the case may be, may not be made without the prior written consent of such adversely affected Investor or Founder Shareholder, (B) no amendment to Section 8.15 or this clause may be made without the prior written consent of CB Capital, for so long as it or any of its Affiliates holds 7 1/2% of the Fully Diluted Common Stock any Securities of the Company, and (C)
Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect Transfers of Stock made in accordance with Section 3.1(a) without requiring the consent of any party, and the Company will, from time to time, distribute to the Shareholders a revised Schedule I to reflect any such changes.

6.2      WAIVER.

         No course of dealing between the Company, its Subsidiaries and the Shareholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                                  ARTICLE VII

                              DURATION; TERMINATION

         The provisions of this Agreement, other than Section 2.6(c), shall terminate upon the first to occur of (A) notice of termination by the Requisite Investors , (B) a Sale of the Company which has been consented to by the Requisite Investors and the consideration received by the Shareholders in connection with such sale consists solely of cash and (C) no Investor owns more than 7 1/2% of the Fully Diluted Common Stock; provided, however that the provisions of Section 3.1(c) shall survive until terminated by agreement of the Company, the Requisite Investors and the Requisite Founder Shareholders. Anything contained herein to the contrary notwithstanding, as to any particular Shareholder, this Agreement shall no longer be binding or of further force or effect as to such Shareholder, except as otherwise expressly provided herein, as of the date such Shareholder has Transferred all of such Shareholder's interest in the Company's Securities and the Transferees of such Securities have, if required by Section 3.2(b) hereof, executed Joinder Agreements but such Shareholder shall remain responsible for all actions or omissions during such time that the Agreement was applicable to such Shareholder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      SEVERABILITY.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by Applicable Law.

8.2      ENTIRE AGREEMENT.

         This Agreement and the agreements and documents referred to herein contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements, or representations by or among the parties, written or oral, which may related to the subject matter hereof or thereof in any way. Other than this Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith, there are no other agreements to which the parties hereto are bound continuing in effect following the termination of the arrangements with affiliates of Enron Corp. relating to pre-emptive or similar rights, voting of capital stock of the Company or election of members of the Board of Directors.

8.3      CERTAIN SHAREHOLDERS.

         Any Shareholder that is a party to this Agreement and is an entity that was formed for the sole purpose of acquiring Stock or that has no substantial assets other than Stock or interests in Stock shall agree that (a) shares of its common stock or other instruments reflecting equity interests in such entity (and the shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Stock as if such common stock or other equity interests were Stock and (b) no shares of such common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity interests were Stock.

8.4      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent permitted holders of Shares and the respective successors and permitted assigns of each of them, so long as they hold Shares. None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

8.5      REMEDIES.

                (a) Each Shareholder shall have all rights and remedies reserved for such Shareholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

                (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

                (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any Person also party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement or in the Charter or By-laws and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

8.6      NOTICES.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

         (a)      if to the Company, to:

                           Carrizo Oil & Gas, Inc.
                           14811 St. Mary's Lane, Suite 148
                           Houston, Texas 77079
                           Attention:
                           Telephone No.:  (281) 496-1352
                           Telecopier No.:  (281) 496-1251
                           with a copy to:

                           Baker & Botts, L.L.P.
                           3000 One Shell Plaza
                           910 Louisiana
                           Houston, Texas 77002-4915
                           Attention:  Gene Oshman, Esq.
                           Telephone No.:  (713) 229-1178
                           Telecopier No.:  (713) 229-1522

                (b) if to a Shareholder, to such Shareholder's address as set forth on Schedule I hereto.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

8.7      GOVERNING LAW.

                (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK EXCEPT TO THE EXTENT OF INTERNAL CORPORATE MATTERS, WHICH SHALL BE GOVERNED BY THE PROVISIONS OF THE APPLICABLE LAW OF THE STATE OF TEXAS.

                (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK OR THE STATE OF TEXAS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

                (c) THE COMPANY HEREBY AGREES THAT SERVICE UPON THEM BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL

CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE INVESTORS TO BRING PROCEEDINGS AGAINST THE COMPANY OR THE SHAREHOLDERS IN THE COURTS OF ANY OTHER JURISDICTION.

                (d) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY DOCUMENTS RELATED HERETO.

8.8      FURTHER ASSURANCES.

         Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

8.9      REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS.

         Each Shareholder (as to himself or itself only) represents and warrants to the Company and the other Shareholders that, as of the time such Shareholder becomes a party to this Agreement:

                (a) this Agreement (or the separate joinder agreement executed by such Shareholder) has been duly and validly executed and delivered by such Shareholder and this Agreement constitutes a legal and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms; and

                (b) the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (A) violate any Applicable Law, or (B) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Shareholder is a party or by which such Shareholder is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Shareholder's ability to perform its obligations hereunder.

                (c) Such Shareholder owns beneficially and of record the number of shares of Common Stock and Warrants as set forth on Schedule I.

8.10     LEGENDS; STOP TRANSFER INSTRUCTIONS.

                (a) Each certificate evidencing Shares (other than Existing Shares) and each certificate issued in exchange for or upon the Transfer of any Shares (other than Existing Shares) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERs AGREEMENT DATED AS OF DECEMBER , 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SHAREholders. THE TERMS OF SUCH SHAREholders AGREEMENT INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFERS. A COPY OF SUCH SHAREholders AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

         The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shares in accordance with the terms of this Agreement.


                (b) The Company agrees to give effect to the transfer restrictions imposed by this Agreement by placing an "issuer hold" on the Existing Shares owned by the Original Founder Shareholders and it will not release such issuer hold except in respect of a transfer in compliance with this Agreement. Each Original Founder Shareholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Existing Shares in order to implement the restrictions on transfer established in this Agreement. The Company agrees to keep a copy of this Agreement (as it may from time to time be amended) at its place of business and to make this Agreement subject to the same right of examination by shareholders of the Company, in person or by agent, attorney or accountant, as are the books and records of the Company. If any Original Founder Shareholder Transfers any Existing Shares (other than in a Permitted Transfer) such Existing Shares will be legended in accordance with Section 8.10(a) and this Section 8.10(b) shall no longer apply to such transferred Existing Shares.

8.11     CONFLICTING AGREEMENTS.

         No Shareholder shall enter into any agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Shareholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Securities of the Company in a manner which is inconsistent with this Agreement.

8.12     COUNTERPARTS; VALIDITY.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. The failure of any Shareholder to execute this Agreement does not make it invalid as against any other Shareholder.

8.13     REGULATORY MATTERS.

                (a) Each Shareholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the Compliance Sideletter, including without limitation, voting to approve amending the Charter, By-laws or this Agreement in a manner reasonably acceptable to the Shareholders and CB Capital or any Regulated Holder entitled to make such request pursuant to the Compliance Sideletter in order to remedy a Regulatory Problem. Anything contained in this Section 8.13 to the contrary notwithstanding, no Shareholder shall be required under this Section 8.13 to take any action that would adversely affect in any material respect such Shareholder's rights under this Agreement, the Charter or the By-laws or as a shareholder of the Company.

                (b) The Company will notify each Shareholder not later than 5 Business Days prior to the effective date thereof of all of the material terms of any proposed amendment of the Charter or the By-laws. CB Capital agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after CB Capital has notice of any proposed amendment or waiver.

8.14     CONSENT OF SPOUSES.

         If requested by the Company or Requisite Investors, each Shareholder who is an individual shall cause his or her spouse, as applicable to execute and deliver a separate consent and agreement substantially in the form attached hereto as Exhibit B and otherwise in form and substance reasonably acceptable to the Company and the Requisite Investors (a "SPOUSAL CONSENT"). The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a shareholder of the Company or a party to this Agreement except as may otherwise be set forth in such consent. Each Shareholder who is an individual will certify his or her marital status to the Company at the Company's request. The Company or Requisite Investors will request Spousal Consents as contemplated by this
Section 8.14 whenever such action may be advantageous in enforcing (or assuring the enforceability of in the future) the terms of this Agreement.

8.15     FIDUCIARY DUTIES.

         Without limiting the generality of any other provision hereof, no Original Founder Shareholder, while serving as a director of the Company, shall be restricted from taking or omitting to take any action as a director to the extent such action or omission is required to satisfy any fiduciary duty imposed upon him as a director by applicable law in respect of his relationship to the Company and its shareholders.

                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned have duly executed this Shareholders Agreement as of the date first written above.



                                     COMPANY:

                                     CARRIZO OIL & GAS, INC.



                                     By:  /s/ S. P.  JOHNSON IV
                                         ---------------------------------------
                                         Name: S. P. Johnson IV
                                         Title:


                                     INVESTORS:

                                     CB CAPITAL INVESTORS, L.P.



                                     By:  /s/ CHRISTOPHER BEHRENS
                                         ---------------------------------------
                                         Name: Christopher Behrens
                                         Title: General Partner


                                     MELLON VENTURES, L.P.

                                     By:  MVMA, L.P., its general partner

                                          By:  MVMA, Inc., its general partner

                                               By:  /s/ JOHN P. SHOEMAKER
                                                   -----------------------------
                                                   Name: John P. Shoemaker
                                                   Title: Managing Director


                                      ORIGINAL FOUNDER SHAREHOLDERS:

                                           /s/ S. P. JOHNSON IV
                                          --------------------------------------
                                          S. P. Johnson IV

                                           /s/ FRANK A. WOJTEK
                                          --------------------------------------
                                          Frank A. Wojtek

                                          /s/ Steven A. Webster
                                          --------------------------------------
                                          Steven A. Webster

                                          /s/ Douglas A.P. Hamilton
                                          --------------------------------------
                                          Douglas A.P. Hamilton

                                          /s/ Paul B. Loyd, Jr.
                                          --------------------------------------
                                          Paul B. Loyd, Jr.


                                      DAPHAM PARTNERSHIP, L.P.



                                      By: /s/ Kenneth C. Huff
                                          --------------------------------------
                                          Name:  Kenneth C. Huff
                                          Title: General Partner

                                                                      SCHEDULE I



                                  SHAREHOLDERS

                                                       SHARES OF COMMON
                NAME AND ADDRESS                             STOCK                       WARRANT SHARES
INVESTORS

CB Capital Investors, L.P.                                 2,909,092                        2,208,152
c/o Chase Capital Partners
380 Madison Avenue, 12th Floor
New York, New York 10017
Telephone:  (212) 622-3100
Telecopy:   (212) 622-3101
Attn: Christopher C. Behrens
         Dorian Faust

         with a copy of notices to:

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
24th Floor
New York, New York 10112
Telephone: (212) 408-2400
Telecopy:  (212) 728-5950
Attn:  Frederick M. Bachman, Esq.

Mellon Ventures, L.P.                                        363,636                          276,019

5 Radnor Corporate Center
100 Matsonford Road, Suite 170
Radnor, PA 19087
Attention:  Marc A. Cole
Telephone:  (610) 688-4758
Telecopier:  (610) 688-3930

with a copy to:

Dechert Price & Rhoads
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103-2793
Telephone (215) 994-4000
Telecopier (215) 994-2222
Attention:  David S. Denious

ORIGINAL FOUNDER SHAREHOLDERS

S. P. Johnson IV                                             783,085                                0
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

Frank A. Wojtek                                            1,273,721                                0
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

Steven A. Webster                                          1,669,094                           92,006
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

Douglas A. P. Hamilton                                       922,010                           92,006
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

Paul B. Loyd, Jr.                                          1,550,468                           92,006
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

DAPHAM Partnership L.P.                                      610,432                                0
7501 East Thompson Peak
Scottsdale, AZ 85255

                                                                       EXHIBIT A



                                JOINDER AGREEMENT

                  The undersigned is executing and delivering this Joinder Agreement pursuant to the Shareholders Agreement dated on or about December , 1999 (the "Shareholders Agreement"), among Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), and the Shareholders named therein.

                  By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of [(i)] the Shareholders Agreements [and (ii) the Registration Rights Agreement dated on or about December , 1999, among the Company and the Investors named therein, in each case] in the same manner as if the undersigned were an original signatory to [each of] such agreement[s]. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in Section 8.11 of the Shareholders Agreement.

                  The undersigned agrees that he shall be a [Founder Shareholder] [Investor], as such term is defined in the Shareholders Agreement.

                  Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 199__.




                                ------------------------------------------------
                                Signature of [Investor][Founder Shareholder]



                                ------------------------------------------------
                                Print Name of [Investor][Founder Shareholder]



[Bracketed provisions applicable to Investors only.]

                                                                       EXHIBIT B

                         CONSENT AND AGREEMENT OF SPOUSE

                I, ____________________________________________, am the spouse of ________________________________________, one of the shareholders in Carrizo
Oil & Gas, Inc., a Texas corporation (the "Company"). I understand that my spouse is a party to that certain Shareholders Agreement dated on or about December , 1999 (as the same may hereafter be amended, the "Agreement"), among the Company and certain of its shareholders, and that I have reviewed the Agreement.

                The Agreement contains certain provisions regarding my acquiring or retaining any equity securities, or rights to received equity securities (the "Securities") issued by the Company. I agree that I may not acquire any Securities (whether by gift, purchase, will, intestate succession, operation of law or decree, order or injunction of any court, division of community or marital property, or otherwise), except in compliance with the terms of the Agreement. I acknowledge and understand that if I ever propose to acquire any Securities in compliance with the Agreement, I must first agree to become a party to the Shareholders Agreement.

                  Executed this ____ day of ___________, 199_.



                                ------------------------------------------------
                                                 Signature



                                ------------------------------------------------
                                       Print Name of Consenting Spouse